Exhibit 10.3

No. __________

Entrusted Loan Contract

Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Contents

Chapter I	General Provisions	5

Chapter II	Intended use of the loan	5

Chapter III	Currency, amount and duration of the loan	5

Chapter IV	Loan interest rate	5

Chapter V	Account opening	6

Chapter VI	Withdrawal	6

Chapter VII	Repayment	7

Chapter VIII	Processing fees of entrusted loan	8

Chapter IX	Borrower’s statements, warranties and commitments	9

Chapter X	Trustor’s statements, warranties and commitments	11

Chapter XI	Trustee’s statements, warranties and commitments	12

Chapter XII	Event of default	12

Chapter XIII	Miscellaneous	13

Chapter XIV	Trustee’s excluded liability	14

Chapter XV	Dispute resolution	16

Chapter XVI	Effectiveness, modification and termination of this contract	16

Chapter XVII	Annex	16

Chapter XVIII	Supplementary provisions	16

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Entrusted Loan Contract

Borrower:

Address:

Post Code:

Legal representative:

Entrusted agent:

Responsible person:

Tel:

Fax:

Bank:

Account Number:

Trustor: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Address:

Post Code:

Legal representative:

Entrusted agent:

Responsible person:

Tel:

Fax:

Bank:

Account Number:

Trustor (natural person): N/A

Address:

ID card No.:

Tel:

Bank:

Account Number:

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Trustee: Qingdao Weichuang Private Capital Management Co., Ltd.

Address:

Post Code:

Legal representative:

Entrusted agent:

Responsible person:

Tel:

Fax:

Bank:

Account Number:

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Chapter I           General Provisions

For the purpose of the effective use of its own funds or its legally held funds as an institution, the trustor hereby entrusts its own funds or its legally held funds as an institution to the trustee , who will issue entrusted loans to the borrower in accordance with the terms and conditions of this contract.

To clarify the rights and obligations of the three parties, according to the provisions of relevant laws and regulations of China, the following terms are concluded on a voluntary basis and agreed by the three parties, who will then abide by these terms.

Chapter II          Intended use of the loan

Article 1: The entrusted loans under this contract will only be used by the borrower for , but the trustee will bear no responsibility for the borrower’s use of this loan.

Article 2: The borrower shall not change the intended use of the loan specified in this contract without the prior written consent of the trustor.

Chapter III         Currency, amount and duration of the loan

Article 3: Currency and amount (in words) of the loan under this contract is___________________

Article 4:Duration of the loan under this contract is from        /      /      to    /       /      .

Chapter IV          Loan interest rate

Article 5: Annual interest rate of the loan under this contract is . During the term of this contract, should any negotiated adjustment of the interest rate between the trustor and the borrower occur, the trustee should be notified in writing and begin to calculate interest following the adjusted rate from the second business day after receiving the notice. The said interest rate shall not be in violation of the provisions in administrative laws, regulations and rules.

Article 6: The interest of the loan under this contract is payable (annually/ semi-annually/ quarterly /monthly), and the date of payment shall be on ________. If the last repayment of the loan principal is not on the interest payment day, the borrower shall pay off all interest payable on the day of the last repayment of the loan principal.

Article 7: Interest accrual of the loan under this contract is based on 360 days per year, and will be charged in accordance with the actual loan amount and days of usage from the date of withdrawal.

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Article 8: If the borrower fails to repay the loan principal according to the provisions of this contract, the borrower shall pay the interest according to the overdue penalty interest rate from the overdue date of the loan until the borrower has paid off all principal and interest. The overdue penalty interest rate shall exceed the interest rate specified in Article 5 by ____.

If the borrowers fail to use the loan in compliance with the agreed usage in this contract, the borrower shall pay the interest according to the misuse penalty interest rate from the date when the borrower begins to violate the agreed usage of the loan, until the borrower has paid off all principal and interest. The misuse penalty interest rate shall exceed the interest rate specified in Article 5 by ____.

Article 9: For interest that the borrower fails to pay on time, the trustee shall be entitled to charge compound interest at the penalty interest rate.

Chapter V         Account opening

Article 10: Within days after this contract is signed, the trustor shall provide an settlement account to the trustee. Bank name: ________________, account number: ___________________ (hereinafter referred to as “Trustor Account”), which is used to issue entrusted loan and receive the principal and interest payment of the loan. The borrower shall also provide a bank account to the trustee which shall be used specifically for the entrusted loan. Bank name: _________________, account number: _________________ (hereinafter referred to as “Borrower Account”), which is used for withdrawals and repaying principal with interest.

Chapter VI         Withdrawal

Article 11: The trustor shall deposit the full amount of the entrusted loan fund into the Trustor Account for issuing entrusted loan at least three business days of the trustee prior to the withdrawal date specified in Article 12.

Article 12: After this contract comes into force, the borrower shall withdraw the fund through__of the following methods:

1.	One-time withdrawal, withdrawal date is / / .

2.	Multiple withdrawal, the specific withdrawal amount and date are as follows:

First withdrawal:

(1) Withdrawal amount: in words);

(2) Withdrawal date:       /       /

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Second withdrawal:

(1) Withdrawal amount:(in words);

(2) Withdrawal date:       /       /

Third withdrawal:

(1) Withdrawal amount:(in words);

(2) Withdrawal date:     /       /

Other agreements:

If the withdrawal date is not the business day of the trustee, then it shall be postponed to the next business day of the trustee.

Article 13: When withdrawing, the borrower shall submit the note for the loan to the trustee . On the withdrawal date, the trustee shall remit the fund of the entrusted loan from the Trustor Account to the Borrower Account. If fund in the Trustor Account is less than the withdrawal amount, the trustee’s responsibility of remitting is only limited to the amount in the Trustor Account.

Article 14: The borrower shall withdraw the loan in accordance with this contract, and use the loan under this contract per the intended use of the loan specified in this contract.

Chapter VII         Repayment

Article 15: The borrower shall repay the loan principal and interest on time with the agreed currency in this contract, and remit the payables to account designated by the trustee on the due date for interest payment or the date for repayment of principal that has been agreed in this contract and on the basis of Paragraph of the following paragraphs:

1. One-time repayment of principal: the borrower shall repay all loan principal on         /        /           ;

2. Multiple repayments of principal : the specific repayment amount and date are as follows:

First repayment:

(1)	Repaid amount of the principal (in words):

(2)	Repayment date: / / .

Second repayment:

(1)	Repaid amount of the principal:(in words);

(2)	Repayment date: / / .

Third repayment:

(1)	Repaid amount of the principal:(in words);

(2)	Repayment date: / / .

Other agreements:

If the repayment date is not a business day of the trustee, then it shall be postponed to the next business day of the trustee.

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Article 16: The borrower shall repay the full amount of the loan under this contract to the trustee on time on the due date of the loan. Within __ business days of the trustee after the borrower has repaid the loan, the trustee shall remit the received loan principal and interest into the Trustor Account.

Article 17: If the amount repaid by the borrower on the day of repayment is not insufficient for the payment of that installment, the fund should be used first to pay fees and secondly to pay the interest due and lastly to repay the loan principal.

Article 18: If the loan needs to be rolled over because the borrower can’t repay the loan under this contract on time, the borrower shall submit formally to the trustor and the trustee a written loan rollover application within __ business days of the trustee before the due date of the loan. If it is reviewed and approved by the trustor, the three parties shall sign a separate Entrusted Loan Rollover Contract, which will be a supplemental contract of this contract. The duration of the entrusted loan rollover shall be in accordance with relevant provisions of the General Provision of Loan on duration of loan rollover.

Article 19: If the borrower wishes to repay the loan before it is due, the borrower shall submit a written request to the trustor and trustee [ ] business days of the trustee in advance in order to obtain the written consent of the trustor and trustee.

Article 20: If the borrower has repaid the loan principal and interest through other methods instead of the account provided to the trustee, the trustor and the borrower shall submit a joint request, which shall be sent together with corresponding repayment proof to the trustee for relevant account processing, on the basis of which the trustee may reduce the entrusted loan principal. Otherwise, the trustee would consider the entrusted loan as not being repaid on time.

Article 21: In case that the entrusted loan cannot be repaid as a result of the borrower’s bankruptcy or other reasons, the trustor may terminate the trust relationship by written notice to the trustee, and the trustee may equally write off the entrusted loan balance; if the trustee has nott received the written notice from the trustor, the trustee may write off the entrusted loan balance automatically after two years of the overdue of the entrusted loan.

Chapter VIII         Processing fees of entrusted loan

Article 22: The processing fee rate for the trustee issuing the entrusted loan under this contract is___ of the entrusted loan amount.

Article 23: The processing fee will be charged once for all by the trustee from the trustor on issuance of the entrusted loan, or deducted directly by the trustee from the Trustor Account maintained with the trustee.

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Article 24: The processing fee will not be affected by whether the entrusted loan is repaid or not or repaid before due date. If the entrusted loan is overdue, it will be waived in the first month; if it is overdue by more than one month, the processing fee will be charged as per the agreed rate in the contract.

If the trustor approves the loan rollover, the trustee shall charge the processing fee on the day of signing rollover contract as per the agreed rate in the contract. If the borrower repaid the loan once for all after the loan is overdue, the trustee may deduct the processing fee on the borrower’s one-time repayment of the loan principal. If the borrower repays the loan by several installments after the loan is overdue, the trustee may charge the proceessing fee at each repayment of the loan principal by the borrower.

Chapter IX         Borrower’s statements, warranties and commitments

Article25: The borrower hereby makes the following statements and warranties to the trustor and the trustee:

1.         The borrower is a legal entity/other organization established and legally existing under the laws of China, and has the independent civil capacity and enjoys the full power, authority and right to bear civil liability and engaged in business activities with liabilities backed by all of its assets.

2.         The borrower has full power, authority and right to sign this contract and conduct the transactions under this contract and has taken or obtained all necessary corporate actions as well as other actions and consent to authorize the signature and performance of this contract. This contract is validly signed by the legal representative or the entrusted agent of the borrower.

3.         The borrower has obtained the approval of all government departments and the consent of the third party required for signing this contract. The borrower is signing and implementing this contract without violating its incorporation document for legal body or the document of approval (if any) as well as any of the contracts or agreements it signed as a party.

4.         All document, material, statements and certificates provided by the borrower to the trustee for the purpose of signing this contract and executing the transactions under this contract are true, complete, accurate and effective.

5.         This contract is lawful and effective, and constitutes a legally binding obligation to the borrower.

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6.         There is no litigation, arbitration or administrative procedure of the borrower which may generate a material adverse effect to its capability to perform its obligations under this contract. The borrower has maintained a good business record and has a sound financial system and internal control system. The financial statements submitted by the borrower are a true reflection of the financial position at their issuance.

7.         The borrower does not conceal any occurred or upcoming events that may lead to the trustor’s disapproval to issue the loan under this contract.

8.         The borrower has carefully read and fully understood and accepted the contents of this contract, and it signs and performs this contract voluntarily. All its declarations of intent under this contract are authentically expressed.

Article 26: The borrower hereby makes the following commitments to the trustor and the trustee:

1.         Provide truthfully the materials needed during the investigation and review process before loan (except those cannot be provided as per the legal provisions) and actively cooperate with the investigation and review of the trustee; use of the funds of entrusted loan shall be in compliance with regulatory policies.

2.         The trustor and trustee shall be informed by 30 business days of the trustee in advance in writing of any change in the borrower’s name, legal representative or legal address during the loan period.

3.         Before paying off all its debts under this contract, if the borrower plans to take such actions as contract leasing, shareholding reform, joint operation, merger, acquisition, joint venture, separation of assets, transfer of assets, application for suspension of business for rectification, application for dissolution, bankruptcy filing, or other actions that are significant to cause changes of the creditor's rights and debt relations of this contract or that may affect the trustor or trustee ’s rights, the borrower shall notify the trustor and the trustee in writing by 30 business days of the trustee in advance and obtain the written consent of the trustor. At the same time, the responsibilityy for debt repayment or liquidation before due date shall be clarified, or the said actions shall not be carried out.

4.         During the term of this contract, the borrower shall not, without the written consent of the trustor, bear debts, provide guarantee and warranty for other enterprises as legal bodies, organizations or individuals, or set mortgage or pledge with its assets, rights and interests, which may be sufficient to adversely affect the borrower’s ability to repay its loan under this contract.

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5.         The borrower shall notify the trustor and trustee immediately in writing in case of any events beyond the afore-mentioned events which are detrimental to its normal operation or may cause major adverse effects to the borrower’s ability to perform its repayment liabilities under this contract.

Chapter X         Trustor’s statements, warranties and commitments

Article 27:The trustor hereby makes the following statements and warranties to the borrower and the trustee:

1.         The trustor has full power, authority and right to sign this contract and conduct the transactions under this contract and has taken or obtained all necessary corporate actions as well as other actions and consent to authorize the signature and performance of this contract. This contract is validly signed by the legal representative or the entrusted agent of the trustor.

2.         The trustor has obtained the approval of all government departments and the consent of the third party required for signing this contract. The trustor is signing and implementing this contract without violating its incorporation document for legal body or the document of approval (if any) as well as any of the contracts or agreements it signed as a party.

3.         The loan funds provided by the trustor are its own funds or its legally held funds as an institution, of which it holds the ownership and right to control.

4.         This contract is lawful and effective, and constitutes a legally binding obligation to the trustor.

5.         The borrower of the entrusted loan under this contract shall be designated by the trustor. The amount, usage, interest rate and duration of the loan are all confirmed by the trustor.

6.         The trustor signs and performs this contract voluntarily and all its declaration of intent under this contract are authentically expressed.

Article 28: The trustor hereby makes the following commitments to the borrower and the trustee:

1.         The trustor will deposit its own funds into the Trustor Account as per the provisions of Article 11 of this contract and ensures that the balance in this account can meet the borrower’s withdrawal amount stipulated in this contract.

2.         The loss risk of the loan under this contract shall be borne by the trustor and the trustee will bear no responsibility for any loan loss.

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Chapter XI         The trustee’s statements, warranties and commitments

Article 29: The trustee hereby makes the following statements and warranties to the borrower and the trustor:

1.         The trustee is a non-banking financial institution established and validly existing under the laws of China. It has full power, authority and right to sign this contract and conduct the transactions under this contract and has taken or obtained all necessary corporate actions as well as other actions and consent to authorize the signature and performance of this contract. This contract is validly signed by the legal representative or the entrusted agent of the trustee.

2.         The trustee signs and performs this contract voluntarily, and all its declarations of intent under this contract are authentically expressed.

Article 30: The trustee hereby makes the following commitments to the borrower and the trustor:

1.         The trustee will provide necessary assistance for the trustor to investigate the borrower's credit and to handle related loan procedures. But the trustee is not responsible for reviewing the borrower's credit status, financial status and the feasibility of the loan project and will not express any opinions.

2.         The trustee will issue the loan according to the stipulations of this contract.

3.         The trustee will collect principal and interest of the loan according to the stipulations of this contract.

Chapter XII         Event of default

Article 31: Any of the following events shall constitute a default by the borrower under this contract:

1.         The borrower fails to pay interest or repay the principal on schedule as stipulated in this contract;

2.         The borrower does not use the loan as prescribed in this contract;

3.         The borrower provides such other financial statements as Balance Sheet or Profit and Loss Statement that are false or omitting important facts; or the borrower refuse to accept the supervision of its use of the loan and its production, operation and financial activities;

4.         The statements, warranties and commitments made by the borrower under this contract are proven to be untrue or misleading;

5.         The borrower fails to perform the commitments or other obligations under this contract;

6.         The borrower's business and financial situation have materially deteriorated;

7.         When a borrower or guarantor is merged, separated or reorganized in a shareholding reform, the borrower fails to make a repayment arrangement or a debt restructuring plan satisfactory to the trustor and the trustee;

8.         The borrower is bankrupt, dissolved, closed, revoked, suspended or cancelled.

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Article 32: On occurrence of any of the said borrower default, the trustee will be entitled to take any one or several of the following measures after obtaining the consent of the trustor (or at the trustor’s request):

1.         Ask the borrower to cure the breach within a definite time;

2.         Stop using or cancel the amount of loan that the borrower has not yet withdrawn;

3.         Mail collection notice to the borrower according to the trustor's written instructions;

4.         Declare that all outstanding loans due immediately and require the borrower to immediately repay the principal, interest or other accounts payable of all outstanding loans.

Article 33: Any of the following events shall constitute a default by the trustor under this contract:

1.	Failure to deposit (or wire in) full amount of the loan in the Trustor Account opened with the trustee as agreed in this contract;

2.	The source of the entrusted loan funds is not lawful or non-compliant;

3.	The trustor violates its other obligations under this contract.

Article 34: On the occurrence of any of the above trustor defaults ,the borrower or the trustee shall have the right to take any one or several of the following measures:

1.	Require the trustor to cure the breach within a specified period;

2.	The trustee shall have the right to refuse to handle the entrusted loan business for the trustor;

3.	If the trustor causes losses to the borrower and the trustee, the borrower and the trustee shall have the right to demand remedy from the trustor.

Article 35: The trustor is responsible for the collection of loans and the trustee is solely responsible for assisting the trustor to issue and mail the interest payment notice and loan collection notice on behalf of the trustor. If the loan collection work needs to be litigated, the trustee may file a lawsuit as the plaintiff on the condition of obtaining the written consent of the trustor. But all expenses incurred thereby shall be borne by the trustor and the trustee will not advance any fees. The trustor shall bear all the consequences arising from its failure to pay any expenses in time.

Chapter XIII         Miscellaneous

Article 36: Without prior written consent of the trustor, the borrower shall not assign or otherwise dispose of all or part of its obligations under this contract.

Article 37: During the term of this contract, the trustee shall have the right to inspect the loan usage, and the borrower shall, at the request of the trustee, provide relevant statements and data to the trustee.

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Article 38: Any grace, preference or forbearance given by the trustor to the borrower will not affect, damage or limit any rights enjoyed by the trustee in accordance with this contract and the laws and regulations; neither will this be regarded as the trustor's waiver of rights and interests under this contract, nor will it affect any liability and obligation of the borrower under this contract.

Article 39: If, at any time, any provision of this contract is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of other provisions of this contract shall not be affected or reduced.

Article 40: Any amendments and supplements to this contract shall be made in writing and shall be signed by all parties hereto.

Article 41: The subheadings in this contract are for the convenience of reading and shall not be used for the interpretation of this contract or for any other purposes.

Article 42: Notices and requests related to this contract sent by the parties hereto to each other shall be in writing and sent to the address or fax of the parties listed on the first page of this contract. If any party changes its address or fax, it shall notify the other parties in time.

Article 43: Documents among the parties, if delivered by specially-assigned person, shall be deemed to have been delivered after delivery; if sent by registered mail, it shall be deemed to have been delivered three days after the registered letter is sent off; if sent by facsimile, it shall be deemed to have been delivered upon sending.

Chapter XIV         Trustee’s excluded liabilities

Article 44: The trustor shall examine the borrower's eligibility, credit status, financial status and the feasibility of the loan project by itself as per the General Provisions of Loan. The trustee has no obligation to be responsible for or to make any comment on the above situation.

Article 45: The trustor shall examine the guarantor's credit status and collateral (or pledge) status by itself and be responsible for supervision of the properties collateraized (or pledged). The trustee has no obligation to be responsible for or to make any comment on the above situation.

If, according to the trustor's request, the loan under this contract is secured by the borrower or a third party, and, at the request of the collateral (or pledge) registration department, the collateral (or pledge) shall be registered with the trustee as the collateral (or pledge), thetrustor will entrust the trustee to sign the corresponding collateral(or pledge) contract in the name of the trustee. The trustee is not holder of the collateral rights (or pledge rights) in the legal sense, and it acts as the holder at the request of the trustor, for the purpose of cooperating with the collateral (or pledge) registration department for collateral (or pledge) registration, and the legal relationship of entrusted loan shall not be changed for this reason. The actual bearing of the rights and obligations of the collateral (or pledge) in the collateral (or pledge) contract and the relevant legal documents shall be the trustor. The trustor acknowledges the content of the collateral (or pledge) contract signed by the trustee according to the trustor's delegation, and voluntarily bears all the legal consequences arising from the signing of the collateral (or pledge) contract by the trustee. Any dispute arising therefor shall be resolved by the trustor and the guarantor, and the trustee undertakes no liability.

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Article 46: The trustor shall be responsible for loan collection and preservation work, and the trustee is solely responsible for assisting the trustor to issue and mail the interest invoice and loan collection notice on behalf of the trustor. And,

(1)         When the borrower/guarantor’s address is changed without notifying the trustee, but the trustee sends the interest invoice and the loan collection notice to its original address, the trustee shall not be responsible for the undelivered documents.

(2)         When the trustee sends the interest invoice and the loan collection notice (either intra-city or cross-region), the mailing slip may act as the certificate of mailing. No matter whether the borrower/guarantor receives the mail, the loan collection notice and the copy of interest invoice sent by the trustee and the certificate of sending the letter should be retained for future reference.

(3)         After the trustee has mailed the interest invoice and the loan collection notice, if the trustor asks whether the borrower/guarantor has received the relevant documents, the trustee may assist within its capacity and scope and make records. The relevant expenses shall be paid by the trustor or included in the handling charge.

Article 47: If the trustor does not receive the loan principal and interest, the trustee shall not bear any liability except for the reason of the trustee’s own fault.

(1)         The trustor has no right to require the trustee to make the payment or repay part or all of the principal and interest of the loan;

(2)         The trustor promises that: all claims, requests, lawsuits and related compensation, damages, costs, expenses, losses and liabilities made by the borrower to the trustee for its losses caused by the trustor and the representative shall be borne by the trustor, who will also indemnify the trustee for losses incurred accordingly.

(3)         The trustor promises that: the trustor agrees to give up its rights to make any claim, request or litigation to the trustee when it suffers any losses caused by the trustee’s performance of any notice and instruction of the trustor and its representatives under the Entrusted Loan Contract.

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Chapter XV         Dispute resolution

Article 48: The disputes arising out of the performance of this contract shall first be settled by the three parties through negotiation; if the negotiation fails, the court where the trustee is located shall be used to settle the dispute through litigation.

Chapter XVI         Effectiveness, modification and termination of this contract

Article 49: This contract shall come into effect as of the date when the legal representatives of the three parties or their entrusted agents sign or stamp or seal the official seal on the contract.

Article 50: After this contract comes into effect, no party shall unilaterally modify or terminate the contract. If the contract is subject to change or cancellation, the three parties shall conclude a written agreement through negotiation. The terms of this contract shall remain in effect until the written agreement is reached.

Chapter XVII         Annex

Article 51: For matters not covered in this contract, the parties may reach a written agreement separately as an annex to this contract.

Chapter XVIII          Supplementary provisions

Article 52: This contract is entered in three original copies, one copy for the borrower, the trustor and the trustee each. All three copies have the same legal effect.

Article 53: this contract is signed on        /       /         in _____________.

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The borrower (Seal):

Legal Representative:

(Or entrusted agent)

The Trustor (Seal):

Legal Representative:

(Or entrusted agent)

The trustee (Seal):

Legal Representative:

(Or entrusted agent)

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Agreement/Contract No._________

Note: this page is retained by the trustee only for record purpose, but not by any other contracting parties.

The above seals have been signed in front of two witnesses.

Primary responsible person:          Assistant:

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